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                                                              Exhibit 10.13

                                AGREEMENT OF TRUST

            This Agreement made as of August 16, 1996 (the "EFFECTIVE DATE"), by and between Mallinckrodt Group Inc. (the "COMPANY") and Wachovia Bank of North Carolina, N.A. (the "TRUSTEE").

            WHEREAS, the Company has adopted the following nonqualified deferred compensation plans and arrangements: the Supplemental Executive Retirement Plan of Mallinckrodt Group Inc., the Supplemental Executive Retirement Plan for Officers of International Minerals & Chemical Corporation and the deferral arrangements under the Management Incentive Compensation Plan (the "PLANS"), copies of which are attached hereto as Appendix A;

            WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

            WHEREAS, the parties have previously established trusts and entered into trust agreements (the "Prior Trust Agreements") with respect to the Plans and with respect to the following plans and arrangements of the Company: Long Term Performance Incentive Plan, Contingent Employment Agreements, Gross Up of Excess Compensation Agreements, 1973 Stock Option and Award Plan and the 1981 Incentive Stock Option Plan (the "Additional Plans");

            WHEREAS, the Company desires to terminate the trust and Trust Agreements with respect to the Additional Plans;

            WHEREAS, the Company wishes to combine the Prior Trust Agreements and trust with respect to the Plans and to adopt this Agreement and establish a new trust (hereinafter called the "TRUST") and, in accordance with the terms of the Trust, to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event the Company becomes "Insolvent" (as defined in Section 3(a)), until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

            WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

            NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

            Section 1.  ESTABLISHMENT OF TRUST

            (a)  The Company hereby deposits with the Trustee in trust
$100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

            (b) The Trust hereby established is revocable by the Company. The Trust shall become irrevocable upon a "Change in Control" (as defined below in Section 1(g)) unless, pursuant to Section 1(f), the Trust is not funded. Following a "Potential Change in Control" (as defined below in Section 1(h)), the Trust may not be revoked unless a Change in Control has not occurred during the one (1) year period following such Potential Change in Control or the Trust is revoked pursuant to Section 1(f).

            (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            (d) The principal of the Trust shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of participants in the Plans and their beneficiaries (collectively, the "PARTICIPANTS"), for fees and reasonable expenses of the Trustee and for general creditors of the Company as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company becomes "Insolvent" (as defined in Section 3(a)).

            (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property (of the type specified in Section 5(a)) in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as provided herein, neither the Trustee nor any Participant shall have any right to compel additional deposits.

            (f) Immediately prior to or upon a Change in Control, the Company shall make an irrevocable contribution to the Trust in an amount in cash or other property (of the type specified in Section 5(a)) that is sufficient to pay each Participant (determined by allocations to separate accounts for each Participant) the accrued benefits (the "BENEFITS") to which such Participant and such Participant's spouse would be entitled under the Plans as of such date (the "REQUIRED FUNDING AMOUNT"), unless prior to such Change in Control, a majority of the remaining members of the "Incumbent Board" (as defined below) shall have approved a resolution (the "BOARD RESOLUTION") stating that, in light of the circumstances relating to the specific Change in Control in question (including any other contractual steps taken to protect benefits), the Board of Directors of the Company (the "BOARD) has determined that it is not necessary to fund the Trust to protect the Participants' benefits under the Plans. In the event that the Required Funding Amount is not contributed to the Trust, pursuant to a Board Resolution as set forth in the immediately preceding sentence, unless the Board Resolution provides otherwise the Trust shall terminate, and any assets in the Trust shall be distributed to the Company, unless otherwise required by applicable law. Upon making such distribution, the Trustee shall be relieved from all further liability to make payments from the Trust. In the event the Board Resolution permits the Trust to remain in effect following a Change in Control pursuant to which the Trust is not funded, the Trust may become irrevocable with respect to a subsequent Change in Control of the Company. Concurrently with the contribution of the Required Funding Amount, the Company shall also deposit $250,000 in cash to a separate account of the Trust (the "TRUSTEE EXPENSE ACCOUNT"), which account shall be used to reimburse the Trustee for its fees and reasonable expenses hereunder as provided in Section 9.

            (g) For purposes of this Agreement, "CHANGE IN CONTROL" means the occurrence of any one of the following events:

                 (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "COMPANY VOTING SECURITIES"); PROVIDED, HOWEVER, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary of the Company, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary of the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph
(iii)), or (E) except as provided in (iii) below, in which Company Voting Securities are acquired from the Company, if a majority of the Board approves a resolution providing expressly that such acquisition does not constitute a Change in Control under this paragraph (i);

                 (ii) individuals who, on April 19, 1996, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to April 19, 1996, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                 (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction requiring the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Company (a "BUSINESS COMBINATION"), unless immediately following such Business
Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the Company's assets) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a "COMPANY 20% STOCKHOLDER") becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the Board of the execution of the initial agreement providing for such Business Combination (a "NON-CONTROL TRANSACTION"); or

                 (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; PROVIDED, THAT if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

            (h) For purposes of this Agreement, a "POTENTIAL CHANGE in Control" means a potential Change in Control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following three (3) paragraphs shall have been satisfied:

            (1) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

            (2) any person publicly announces an intention to take actions which, if consummated, would constitute a Change in Control of the Company; or

            (3) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

            The Chief Executive Officer or the General Counsel of the Company (or any designee) shall notify the Trustee of the occurrence of a Change in Control or Potential Change in Control, and the Trustee may rely on such notice. The Trustee may in its sole discretion determine that a Change in Control or Potential Change in Control has occurred based on any other actual notice of such a Change in Control or Potential Change in Control which the Trustee may receive.

            (i) Within thirty (30) days following the end of each calendar year ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, the Company shall be required to irrevocably deposit additional cash or other property (of the type specified in Section 5(a)) to the Trust in an amount so that each Participant's separate account is allocated an amount sufficient to pay such Participant's Benefits accrued as of the end of such calendar year pursuant to the terms of the Plans. In the event any fees or expenses are paid from the Trust (pursuant to Section 9(a)), the Company shall repay such amounts to the Trust within five (5) business days of such payment.

            Section 2.  PAYMENT SCHEDULE; PAYMENTS TO PARTICIPANTS

            (a) Within thirty (30) days following the Effective Date, the Company shall deliver to the Trustee a schedule (the "PAYMENT SCHEDULE") that indicates the amounts payable in respect of each Participant (and provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable), the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Such Payment Schedule shall be updated on an annual basis prior to the delivery of the Required Funding Amount. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

            (b) The Company shall deliver to the Trustee, concurrently with its delivery of the Required Funding Amount pursuant to Section 1(f) hereof, a revised Payment Schedule indicating the amounts being transferred in respect of each Participant. The Payment Schedule (or the portion thereof relating to the respective Participant) also shall be delivered by the Company to each such Participant. A modified Payment Schedule shall be delivered by the Company (x) to the Trustee and to each Participant at each funding date specified by
Section 1(i) for the determination of whether additional amounts must be contributed to the Trust, and (y) to the Trustee and to the affected Participant upon the occurrence of any event requiring a modification of the Payment Schedule (e.g., the termination of the employment of a Participant). Except as otherwise provided herein, the Trustee shall make payments of Benefits under the Plans to the Participants, in cash, in accordance with such Payment Schedule.

            (c)  Subsequent to the delivery of modified Payment Schedules under
Section 2(b), the Trustee shall have the responsibility of reviewing such Payment Schedules within forty-five (45) days following receipt and, if it determines that any such Payment Schedules are inaccurate, modifying such Payment Schedules accordingly. Additionally, if a Payment Schedule is modified, the Company shall be required to irrevocably deposit additional cash to the Trust in an amount sufficient to provide the Benefits set forth on such Payment Schedule, as modified by the Trustee. The Company shall assist the Trustee, and the Trustee may seek assistance from independent third parties, including but not limited to actuaries retained by the Trustee, as may be necessary in order to permit distributions from the Trust to be made in accordance with this Agreement or to determine the accuracy of any Payment Schedule. The Company shall keep accurate books and records with respect to the eligibility of employees to participate in the Plans and the Benefits due under the Plans which may be payable under the Trust, provide such information to the Trustee and any independent third party referred to in the immediately preceding sentence and provide access to such books and records at such time or times as the Trustee shall reasonably request. In addition to the review by the Trustee described above, in the event that a Participant reasonably believes that the Payment Schedule, as modified upon a Change in Control pursuant to Section 2(b), does not properly reflect the amount payable to such Participant or the time or form of payment from the Trust corpus in respect of the Plan, such Participant shall be entitled to deliver to the Trustee an affidavit (the "PARTICIPANT'S NOTICE") setting forth payment instructions for the amount the Participant believes will be or is due under the relevant terms of the Plan. The Participant shall also deliver a copy of the Participant's Notice to the Company within five (5) business days following the date the Participant's Notice is delivered to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of the Participant's Notice, or the Trustee determines in its sole and absolute discretion that the Participant's Notice is incorrect, the Trustee shall require the Company to deliver to the Trust amounts in addition to the Required Funding Amount (or make the distribution of Benefits) in accordance with the instructions set forth in the Participant's Notice. If the Company makes an objection during the ten (10) business days referred to in the preceding sentence, the Trustee shall not require additional contributions and/or shall retain any disputed amounts pending the determination of an arbitrator pursuant to Section 14 hereof.

            (d) The entitlement of a Participant to Benefits under the Plan shall initially be determined by the Company or such party as it shall designate under the Plan, and any claim for such Benefits by a Participant shall be considered and reviewed by the Trustee in connection with its duties hereunder; PROVIDED, HOWEVER, that subsequent to a Change in Control which results in the Trust becoming irrevocable, the Trustee shall have sole discretion in determining the entitlement of Participants to Benefits.

            (e) The Company may make payment of Benefits directly to Participants as Benefits become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of Benefits directly prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of Benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

            (f) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that any Participant is subject to Federal income taxation on amounts held in trust hereunder prior to the distribution to the Participant of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to such Participant the portion of the Trust corpus includible in such Participant's Federal gross income and, to the extent of such payment, the Company's obligation to the Participant for Benefits under the Plan shall be cancelled.

            Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PARTICIPANTS WHEN THE COMPANY IS INSOLVENT

            (a) The Trustee shall cease payment of Benefits to Participants if and when the Company becomes Insolvent. The Company shall be considered "INSOLVENT" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

            (1) The Company's Chief Executive Officer shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine by written inquiry to the Chief Executive Officer whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of Benefits to Participants.

            (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

            (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to Benefits due under the Plan or otherwise.

            (4) The Trustee shall resume the payment of Benefits to Participants in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

            (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of Benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

            Section 4.  PAYMENTS TO THE COMPANY

            Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before the payment of all Benefits have been made to Participants pursuant to the terms of the Plans; PROVIDED, THAT, upon the completion of payments to a Participant under the Plans, Trust assets attributable to such Participant shall be returned to the Company unless Trust assets attributable to any other Participant are insufficient to pay such Participant's accrued Benefits, in which case assets necessary to provide for such Benefits shall be allocated to such other Participants and the remainder shall be returned to the Company.

            Section 5.  TRUSTEE INVESTMENT AND ADMINISTRATIVE AUTHORITY

            (a) The Trust corpus shall be held, invested and reinvested as determined by the Trustee in cash or marketable securities only in accordance with the parameters set forth in this Section 5. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust corpus as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of Benefits) in either one or a combination of the following investments:

            (1) direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition;

            (2) negotiable certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000; and

            (3) mutual or commingled funds comprised of the investments set forth in paragraphs (1) and (2) or comprised of such investments, but for longer maturity periods;

PROVIDED, HOWEVER, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

            (b) Subject to paragraph (a) above, the Trustee shall have, with respect to the Trust, the power in its discretion:

            (1)  To retain any property at any time received by it;

            (2) To extend the time of payment of any obligation held in the Trust;

            (3) To invest and reinvest all or any specified portion of the Trust through the medium of any common, collective or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, provided that prior to investing any portion of the Trust for the first time in any such common, collective or commingled trust fund, the Trustee shall advise the Company of its intent to make such an investment and furnish to the Company any information it may reasonably request with respect to such common, collective or commingled trust fund;

            (4) To collect and receive any and all money and other property due to the Trust and to give full discharge therefor;

            (5) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

            (6) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by the Company or any Participant; and

            (7) To the extent provided in Section 2, to keep the Payment Schedule accurate and current after a Change in Control, to review and determine the amount and time of payments of Benefits and to engage such independent third parties as the Trustee may deem necessary to assist in making payment determinations and/or maintaining the Payment Schedule.

            (c) The Trustee shall have the power and duty generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust or the functioning of the Trust pursuant to this Agreement.

            (d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; PROVIDED, HOWEVER, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

            (e) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

            Section 6.  TRUST INCOME

          During the term of the Trust prior to a Change in Control, all income received by the Trust for such year, net of expenses and taxes, shall be returned to the Company within sixty (60) days following the end of each calendar year. During the term of the Trust subsequent to a Change in Control, all income of the Trust shall remain in the Trust, subject to distribution to Participants.

            Section 7.  ACCOUNTING BY THE TRUSTEE

            (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the end of each calendar year and within sixty (60) days following the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year, or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

            (b) The Trustee will at all times maintain a separate bookkeeping account for each Participant in which it will record each asset delivered by the Company to the Trustee with respect to such Participant and each amount paid by the Trustee to each such Participant in accordance with the Payment Schedule. Within three (3) months following the delivery of the Required Funding Amount and/or any additional amounts pursuant to Section 1(f) and/or
Section 1(i) hereof, the Trustee shall deliver to each Participant and the Company a current written report setting forth (a) the present value of such Participant's unpaid Benefits; (b) the aggregate present value of all unpaid Benefits; (c) the aggregate fair market value of the Trust corpus; (d) the amount deemed allocable to such Participant's account for bookkeeping purposes, computed by multiplying item (c) by the quotient of item (a) divided by item
(b); (e) a record of the contributions made by the Company with respect to such Participant; and (f) a record of any amounts paid by the Trustee to such Participant in accordance with a Payment Schedule or Participant's Notice. In preparing such report, the Trustee may hire experts to assist in its efforts and rely on their advice.

            Section 8.    RESPONSIBILITY OF THE TRUSTEE

            (a) The Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to an arbitrator pursuant to Section 14 to resolve the dispute.

            (b) The Company shall indemnify and hold the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities, including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with carrying out its responsibilities under this Agreement, except for any act or omission constituting gross negligence or willful misconduct of the Trustee.

            (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder, and have the reasonable expenses of such consultation paid out of the Trust or by the Company.

            (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and have its reasonable expenses paid out of the Trust or by the Company.

            Section 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE

            (a) Prior to the Company's contribution to the Trustee Expense Account, the Company shall pay all reasonable administrative expenses and the Trustee's fees (in accordance with the Trustee's regular schedule of fees for services, as in effect from time to time, unless the Trustee and Company otherwise agree). If not so paid by the Company, such fees and expenses shall be paid from the Trust, and the Trustee shall demand reimbursement from the Company on behalf of the Trust.

            (b) Subsequent to the Company's contribution to the Trustee Expense Account, payment of reasonable administrative expenses and the Trustee's fees shall be made from the Trustee Expense Account; PROVIDED, HOWEVER, that if the amounts in the Trustee Expense Account are insufficient for such payments, payment shall be made by the Company (or from the Trust) in the manner set forth in paragraph (a) of this Section 9.

            Section 10.  RESIGNATION AND REMOVAL OF THE TRUSTEE

            (a) The Trustee may resign upon ninety (90) days' prior written notice to the Company, except that any such resignation shall not be effective until the Company has appointed in writing a successor Trustee, and such successor has accepted the appointment in writing. The Company shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement.

            (b) Subject to the following paragraph, the Company may remove the Trustee upon ninety (90) days' prior written notice to the Trustee, except that any such removal shall not be effective until the close of such notice period and (i) delivery by the Company to the Trustee of an instrument in writing appointing a successor Trustee, and (ii) an acceptance of such appointment in writing executed by such successor.

            (c) Upon a Change in Control, the Trustee may not be removed by the Company for three (3) years, except for fraud or gross negligence, without the approval of 80% or more of the Participants (who were employees of the Company as of the Change in Control).

           Section 11.  APPOINTMENT OF SUCCESSOR

           (a)  If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint, by the effective date of the Trustee's resignation or removal, any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law and has equity in excess of one hundred million dollars ($100,000,000), as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee.

            (b) Notwithstanding Section 11(a) above, if the Trustee resigns or is removed for fraud or gross negligence following a Change in Control, the Company may appoint such third party only with the approval of 80% or more of the Participants (who were employees of the Company as of the Change in Control). If the Company and such Participants are unable to agree on a successor trustee within forty-five (45) days following notice of the Trustee's resignation or removal, the Trustee shall be entitled to petition a court of competent jurisdiction to appoint its successor. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administra-tive expenses of the Trust.

            (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

            Section 12.  AMENDMENT OR TERMINATION

            (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof. Following a Change in Control, this Trust Agreement, except for amendments necessary to meet legal or regulatory requirements which are necessary to maintain tax-deferred status for Participants, may be amended in a manner adverse to Participants only by an instrument in writing executed by the Trustee and the Company, together with the consent of 80% of the remaining Participants (who were employees of the Company as of the Change in Control).

            (b) The Trust shall not terminate until the date on which Participants are no longer entitled to Benefits pursuant to the terms of the Plan unless sooner terminated in accordance with Section 1(f) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

            (c) Upon written approval of all Participants entitled to payment of Benefits pursuant to the terms of the Plans, the Company may terminate the Trust prior to the time all payment of Benefits under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

            Section 13.  MISCELLANEOUS

            (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            (b) Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 14.  ARBITRATION

            Any dispute between the Participants and the Company or the Trustee as to the interpretation or application of the provisions of this Trust, and any questions concerning Benefits payable hereunder, shall be determined exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such determination shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration reasonably incurred (including, without limitation, those incurred by the Participants that are not determined by arbitration to be in connection with a claim by the Participant that is frivolous or not in good faith) shall be reimbursed by the Company.

            Section 15. PRIOR TRUST AGREEMENTS. Each of the Prior Trust Agreements shall be terminated as of the Effective Date and, to the extent applicable, shall be superseded by this Agreement.

            Section 16.  EFFECTIVE DATE

            The Effective Date of this Trust Agreement shall be August 16,
1996.
            IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto as of the 16th day of August, 1996.

                                          MALLINCKRODT GROUP INC.


Date:______________________               By:______________________
                                             Name:
                                             Title:



                                          WACHOVIA BANK OF NORTH
                                          CAROLINA, N.A.


Date:______________________               By:______________________
                                             Name:
                                             Title: